   ____________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549
                    _________________________

                            FORM  T-1

                     STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939 OF
            A CORPORATION DESIGNATED TO ACT AS TRUSTEE
           ___________________________________________
       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
         A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
             ________________________________________

                     THE CHASE MANHATTAN BANK
       (Exact name of trustee as specified in its charter)


New York                                                           13-4994650
(State of incorporation                                      (I.R.S. employer
if not a national bank)                                   identification No.)

270 Park Avenue
New York, New York                                                      10017
(Address of principal executive offices)                           (Zip Code)

                        William H. McDavid
                         General Counsel
                         270 Park Avenue
                     New York, New York 10017
                       Tel:  (212) 270-2611
    (Name, address and telephone number of agent for service)
          _____________________________________________
                   OCWEN FINANCIAL CORPORATION
       (Exact name of obligor as specified in its charter)

Florida                                                             65-0039856
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                             identification No.)

The Forum, Suite 1000
1675 Palm Beach Lakes Blvd.
West Palm Beach, Florida                                                 33401
(Address of principal executive offices)                            (Zip Code)

          _____________________________________________

               Guarantee of Capital Securities of
                      Ocwen Capital Trust I
               (Title of the indenture securities)

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                             GENERAL

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House,
          Albany, New York  12110.

          Board of Governors of the Federal Reserve System,
          Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2,
          33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington,
          D.C., 20429.


     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.


Item 2.   Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5.  Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.  Not applicable.

     9.  Not applicable.

                            SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30th day of July, 1997.

                                                 THE CHASE MANHATTAN BANK

                                                 By /S/Joanne Adamis
                                                       ---------------------
                                                       Joanne Adamis
                                                       Second Vice President

                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business March 31, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                    DOLLAR AMOUNTS
                                                                                                      IN MILLIONS
                                                                                                    ---------------
                                              ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..............................................     $  11,721
  Interest-bearing balances.......................................................................         3,473
Securities:.......................................................................................
Held to maturity securities.......................................................................         2,965
Available for sale securities.....................................................................        35,903
Federal Funds sold and securities purchased under agreements to resell............................        24,025
Loans and lease financing receivables:
  Loans and leases, net of unearned income...............................     $ 123,957
  Less: Allowance for loan and lease losses..............................         2,853
  Less: Allocated transfer risk reserve..................................            13
                                                                           ---------------
  Loans and leases, net of unearned income, allowance, and reserve................................       121,091
Trading Assets....................................................................................        54,340
Premises and fixed assets (including capitalized leases)..........................................         2,875
Other real estate owned...........................................................................           302
Investments in unconsolidated subsidiaries and associated companies...............................           139
Customers' liability to this bank on acceptances outstanding......................................         2,270
Intangible assets.................................................................................         1,535
Other assets......................................................................................        10,283
                                                                                                    ---------------
TOTAL ASSETS......................................................................................     $ 270,922
                                                                                                    ---------------
                                                                                                    ---------------

                                       4
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
                                                                                                    DOLLAR AMOUNTS
                                                                                                      IN MILLIONS
                                                                                                    ---------------
                                           LIABILITIES
Deposits
  In domestic offices.............................................................................     $  84,776
  Noninterest-bearing....................................................     $  32,492
  Interest-bearing.......................................................        52,284
  In foreign offices, Edge and Agreement subsidiaries, and IBF's..................................        69,171
  Noninterest-bearing....................................................     $   4,181
  Interest-bearing.......................................................        64,990

Federal funds purchased and securities sold under agreements to repurchase.......................         32,885
Demand notes issued to the U.S. Treasury..........................................................         1,000
Trading liabilities...............................................................................        42,538

Other Borrowed money (includes mortgage indebtedness and obligations under calitalized leases):
With a remaining maturity of one year or less.....................................................         4,431
With a remaining maturity of more than one year...................................................           466
Bank's liability on acceptances executed and outstanding..........................................         2,270
Subordinated notes and debentures.................................................................         5,911
Other liabilities.................................................................................        11,575

TOTAL LIABILITIES.................................................................................       255,023
                                                                                                    ---------------
                                          EQUITY CAPITAL

Perpetual Preferred stock and related surplus.....................................................             0
Common stock......................................................................................         1,211
Surplus (exclude all surplus related to preferred stock)..........................................        10,283
Undivided profits and capital reserves............................................................         4,941
Net unrealized holding gains (Losses) on available-for-sale securities............................          (552)
Cumulative foreign currency translation adjustments...............................................            16

TOTAL EQUITY CAPITAL..............................................................................        15,899
                                                                                                    ---------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY CAPITAL................................     $ 270,922
                                                                                                    ---------------
                                                                                                    ---------------

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                          JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                          WALTER V. SHIPLEY )
                                          THOMAS G. LABRECQUE ) DIRECTORS
                                          WILLIAM B. HARRISON, JR. )

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